Exhibit 99.1
Sun Country Airlines Reports Third Quarter 2022 Results
Q3 2022 GAAP diluted EPS of $0.18 and operating income of $15 million
Q3 2022 Adjusted diluted EPS of $0.12(1) and adjusted operating income of $16 million(1)
MINNEAPOLIS. November 1, 2022. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines,” “Sun Country,” the “Company”) (NASDAQ: SNCY) today reported financial results for its third quarter ended September 30, 2022.

“The leisure demand environment remains very strong, as our third quarter scheduled service unit revenue increased 39% versus third quarter 2021,” said Jude Bricker, Chief Executive Officer of Sun Country. “Despite fuel prices that were higher than expected and the impact of Hurricane Ian on our Florida operations, we produced a GAAP operating margin of 6.9% and an adjusted operating income margin of 7.2%(1). Our business model continues to demonstrate its inherent resiliency. Even with fuel prices 83% higher than last year and staffing-driven constraints on our capacity, we generated a year-to-date GAAP and adjusted operating income margin of 6%(1).”
Overview of Third Quarter

	Three Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Total Operating Revenue	$221.7	$173.7	27.7
Operating Income	15.4	21.3	(27.8)
Income Before Income Tax	12.9	15.5	(16.7)
Net Income	10.7	13.4	(20.2)
Diluted earnings per share	$0.18	$0.22	(18.2)

	Three Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Adjusted Operating Income (1)	$15.9	$22.2	(28.6)
Adjusted Income Before Income Tax (1)	9.7	16.0	(39.4)
Adjusted Net Income (1)	7.4	13.5	(45.2)
Adjusted diluted earnings per share (1)	$0.12	$0.22	(45.5)

	Nine Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Total Operating Revenue	$667.3	$450.5	48.1
Operating Income	40.6	101.7	(60.1)
Income Before Income Tax	14.5	100.8	(85.6)
Net Income	10.4	82.3	(87.4)
Diluted earnings per share	$0.17	$1.40	(87.9)

	Nine Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Adjusted Operating Income (1)	$42.6	$34.2	24.5
Adjusted Income Before Income Tax (1)	22.7	16.0	41.9
Adjusted Net Income (1)	17.9	12.5	43.2
Adjusted diluted earnings per share (1)	$0.29	$0.21	38.1

For the quarter ended September 30, 2022, Sun Country reported net income of $11 million and income before income tax of $13 million, on $222 million of revenue. Adjusted income before income tax for the quarter was $10 million(1). GAAP operating income during the quarter was $15 million, producing an operating margin of 6.9%, while adjusted operating income was $16 million(1), resulting in an adjusted operating income margin of 7.2%(1).

“Unit revenue has continued to strengthen throughout the quarter,” said Dave Davis, President and Chief Financial Officer. “Scheduled service TRASM(3) increased 39% year over year and 46% versus the third quarter of 2019 while TRASM(2), including charter revenue, increased 32% year over year and 38% versus third quarter 2019. We continue to make significant progress in expanding our pilot training pipeline and have hired 91 pilots in 2022, a 20% increase in the number of pilots at Sun Country. While we have seen substantial improvement in our training throughput, we still have work to do to generate the pilots that we need to support our growth plans. In the third quarter, we were smaller than we would like to be, putting pressure on unit costs. As we increase utilization closer to historical levels in 2023, we anticipate these pressures to ease. Third quarter performance was also impacted by Hurricane Ian, which reduced total revenue by an estimated $1 million.”
Notable Highlights

•Sun Country’s board of directors has authorized management to repurchase up to $50 million worth of SNCY shares. The Company’s intent in the near term is to enter into a $25 million Accelerated Share Repurchase (ASR) agreement with our brokering bank to allow the rapid retirement of acquired shares.
•Announced service to Destin-Fort Walton Beach, the 11th nonstop destination in Florida, from Minneapolis beginning in February 2023 and Melbourne, the 12th nonstop destination in Florida beginning in February 2023.
•Announced the expansion of service to Orlando, Florida from Eau Claire, Green Bay, and Madison, Wisconsin beginning in April 2023.
Capacity
System block hours flown during the third quarter of 2022 grew by 2% year over year. Training issues still challenged growth in our scheduled service flying with scheduled service block hours declining 2% year over year. Both cargo and charter block hours grew 2% and 21% respectively year over year.
Charter block hours under long-term contracts continue to remain the bulk of the charter flying performed in the third quarter. This comprised 80% of total charter flying versus 92% in the second quarter of 2022. As the Company begins to normalize its aircraft utilization, it should be able to pursue more ad-hoc charter flying.
Revenue
For the third quarter of 2022, the Company reported total revenue of $222 million, which was 28% more than the third quarter of 2021. The Company’s scheduled service TRASM(3) of 12.3 cents in the third quarter of 2022 increased 39% year over year while scheduled service ASMs decreased 3%. The third quarter 2022 total fare of $168 exceeded third quarter 2021 by 16% and included strong ancillary revenue per passenger of $55.
Charter service revenue is primarily generated through service provided to collegiate and professional sports teams, the U.S. Department of Defense, casinos, and other customers. In the third quarter of 2022, the Company’s charter service revenue was $43 million, an increase of 27% year over year. On a rate basis, third quarter 2022 charter revenue per block hour was 5% higher than the rate in the third quarter of 2021.
Cargo revenue consists of revenue earned from flying cargo aircraft under the Air Transportation Services Agreement (“ATSA”) with Amazon. In the third quarter of 2022, cargo revenue was $24 million, a 3% decrease versus the third quarter of 2021. The variance was primarily driven by a revenue benefit recognized in the prior year, slightly offset by a 2% increase in block hours.

Cost
For the third quarter of 2022, total GAAP operating expenses increased 35% year over year, primarily due to a 77% increase in aircraft fuel expense in the quarter. Adjusted CASM(1) in the third quarter increased 18% versus the third quarter 2021 on flat total ASMs and a decrease in daily aircraft utilization of 9% for the same period. Third quarter 2022 was also impacted by the new pilot agreement that was signed at the end of 2021.
Balance Sheet and Liquidity
Total liquidity(6) was $285 million on September 30, 2022, while the Company’s net debt(5) was $393 million.

(in millions)	September 30, 2022	December 31, 2021
	(Unaudited)
Cash and Cash Equivalents	$131.9	$309.3
Available-for-Sale Securities	128.6	—
Amount Available Under Revolving Credit Facility	24.7	25.0
Total Liquidity	$285.2	$334.3

(in millions)	September 30, 2022	December 31, 2021
	(Unaudited)
Long-term Debt	$370.2	$277.4
Finance Lease Obligations	255.1	192.2
Operating Lease Obligations	27.8	76.0
Total Debt and Lease Obligations	653.1	545.6
Cash and Cash Equivalents	131.9	309.3
Available-for-Sale Securities	128.6	—
Net Debt	$392.6	$236.3
Fleet
As of September 30, 2022, the Company had 42 aircraft in its passenger service fleet, and operated 12 freighter aircraft in its cargo operation.
Guidance for Fourth Quarter 2022

	Q4 2022	H/(L) vs Q4 2021
Total revenue - millions	$220 to $230	27% to 33%
Economic fuel cost per gallon	$3.75
Operating income margin - percentage	4% to 8%
Effective tax rate	23%
Total system block hours - thousands	32 to 33	9% to 12%

Conference Call & Webcast Details
Sun Country Airlines will host a conference call to discuss its third quarter 2022 results at 4:30 p.m. Eastern Time on Tuesday, November 1, 2022. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call. The conference call can also be listened to live by accessing https://register.vevent.com/register/BI679d9e5501af453b94af349d8dfc9784.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives ("VFR") passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

End Notes

1 -	See additional details in the tables below in the section titled “Non-GAAP financial measures”
2 -	Total system TRASM = total revenue – cargo revenue / system ASMs
3 -	Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs
4 -
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, Special Items, non-cash management stock compensation expense, costs arising from its cargo operations (began in 2020 when the Company launched cargo operations), certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of Adjusted CASM to CASM”

5 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - Available-for-Sale Securities
6 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under revolver
7 -	Certain prior period amounts have been revised to correct an immaterial change related to the application of the Company’s accounting for its aircraft transactions, as reflected in our Quarterly Report on Form 10-Q.
Contacts

Investor Relations
Chris Allen
651-681-4810
IR@suncountry.com
Media
Wendy Burt
651-900-8400
mediarelations@suncountry.com

Forward Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the condensed consolidated financial statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,
	2022	2021(7)	% Change
Operating Revenues:
Scheduled Service	$102,200	$80,212	27.4
Charter Service	42,899	33,809	26.9
Ancillary	50,261	33,697	49.2
Passenger	195,360	147,718	32.3
Cargo	23,687	24,400	(2.9)
Other	2,653	1,545	71.7
Total Operating Revenue	221,700	173,663	27.7

Operating Expenses:
Aircraft Fuel	64,843	36,647	76.9
Salaries, Wages, and Benefits	58,661	43,424	35.1
Aircraft Rent	1,949	3,925	(50.3)
Maintenance	11,018	9,660	14.1
Sales and Marketing	6,827	5,470	24.8
Depreciation and Amortization	17,181	14,710	16.8
Ground Handling	8,669	7,873	10.1
Landing Fees and Airport Rent	12,926	12,069	7.1
Special Items, net	—	(65)	(100.0)
Other Operating, net	24,235	18,629	30.1
Total Operating Expenses	206,309	152,342	35.4
Operating Income	15,391	21,321	(27.8)

Non-operating Income (Expense):
Interest Income	1,610	28	NM
Interest Expense	(7,493)	(6,286)	19.2
Other, net	3,422	456	NM
Total Non-operating Expense, net	(2,461)	(5,802)	(57.6)

Income before Income Tax	12,930	15,519	(16.7)
Income Tax Expense	2,253	2,140	5.3
Net Income	$10,677	$13,379	(20.2)

Net Income per share to common stockholders:
Basic	$0.18	$0.23	(21.7)
Diluted	$0.18	$0.22	(18.2)
Shares used for computation:
Basic	58,146,606	57,355,104	1.4
Diluted	60,793,516	61,712,378	(1.5)
“NM” stands for not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Nine Months Ended September 30,
	2022	2021(7)	% Change
Operating Revenues:
Scheduled Service	$334,679	$201,905	65.8
Charter Service	118,526	88,511	33.9
Ancillary	139,548	86,626	61.1
Passenger	592,753	377,042	57.2
Cargo	65,930	68,084	(3.2)
Other	8,607	5,338	61.2
Total Operating Revenue	667,290	450,464	48.1

Operating Expenses:
Aircraft Fuel	206,334	90,631	127.7
Salaries, Wages, and Benefits	178,576	129,815	37.6
Aircraft Rent	7,347	13,339	(44.9)
Maintenance	35,794	30,170	18.6
Sales and Marketing	23,336	16,402	42.3
Depreciation and Amortization	49,364	41,532	18.9
Ground Handling	24,838	19,654	26.4
Landing Fees and Airport Rent	32,708	29,606	10.5
Special Items, net	—	(72,419)	(100.0)
Other Operating, net	68,401	50,026	36.7
Total Operating Expenses	626,698	348,756	79.7
Operating Income	40,592	101,708	(60.1)

Non-operating Income (Expense):
Interest Income	2,166	52	NM
Interest Expense	(23,097)	(19,487)	18.5
Other, net	(5,156)	18,505	NM
Total Non-operating Expense, net	(26,087)	(930)	NM

Income before Income Tax	14,505	100,778	(85.6)
Income Tax Expense	4,113	18,444	(77.7)
Net Income	$10,392	$82,334	(87.4)

Net Income per share to common stockholders:
Basic	$0.18	$1.51	(88.1)
Diluted	$0.17	$1.40	(87.9)
Shares used for computation:
Basic	58,039,201	54,368,231	6.8
Diluted	61,372,735	58,699,991	4.6
“NM” stands for not meaningful

KEY OPERATING STATISTICS
The following table presents key operating statistics and metrics for the three and nine months ended September 30, 2022 and 2021.

	Three Months Ended September 30,
	2022	2021(7)	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,101,011	1,011,936	8.8
Available seat miles (ASMs) – thousands	1,256,755	1,296,555	(3.1)
Load factor	87.6%	78.0%	9.6
Revenue passengers carried	908,967	785,348	15.7
Departures	5,611	5,533	1.4
Block hours	16,947	17,313	(2.1)
Scheduled service TRASM(1) - cents	12.34	8.90	38.7
Average base fare per passenger	$112.44	$102.14	10.1
Ancillary revenue per passenger	$55.29	$42.91	28.9
Fuel gallons - thousands	13,352	13,475	(0.9)

Charter Statistics:
Departures	2,359	1,798	31.2
Block hours	4,623	3,835	20.5
Available seats miles (ASMs) - thousands	286,189	244,393	17.1
Fuel gallons - thousands	3,056	2,760	10.7

Cargo Statistics:
Departures	3,043	2,912	4.5
Block hours	8,739	8,533	2.4

Total System Statistics:
Average passenger aircraft	36.8	32.9	11.9
Passenger aircraft – end of period	42	35	20.0
Cargo aircraft – end of period	12	12	—
Available seat miles (ASMs) – thousands	1,553,483	1,549,432	0.3
Departures	11,072	10,299	7.5
Block hours	30,492	29,842	2.2
Daily utilization – hours	6.4	7.0	(8.6)
Average stage length – miles	1,055	1,155	(8.7)
Total revenue per ASM (TRASM)(2) - cents	12.75	9.63	32.4
Cost per ASM (CASM) - cents	13.28	9.83	35.1
Adjusted CASM - cents	7.55	6.39	18.2
Fuel gallons - thousands	16,509	16,321	1.2
Fuel cost per gallon, excluding derivatives	$3.93	$2.24	75.4
Employees at end of period	2,354	2,014	16.9
1 – Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs
2 – Total system TRASM = total revenue – cargo revenue / system ASMs

KEY OPERATING STATISTICS

	Nine Months Ended September 30,
	2022	2021(7)	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	3,565,501	2,705,969	31.8
Available seat miles (ASMs) – thousands	4,284,403	3,653,335	17.3
Load factor	83.2%	74.1%	9.1
Revenue passengers carried	2,715,707	2,038,399	33.2
Departures	17,512	14,777	18.5
Block hours	57,585	48,420	18.9
Scheduled service TRASM(1) - cents	11.27	8.04	40.2
Average base fare per passenger	$123.24	$99.05	24.4
Ancillary revenue per passenger	$51.39	$42.50	20.9
Fuel gallons - thousands	44,940	37,299	20.5

Charter Statistics:
Departures	6,214	5,036	23.4
Block hours	13,000	10,822	20.1
Available seats miles (ASMs) - thousands	800,698	693,837	15.4
Fuel gallons - thousands	9,085	7,739	17.4

Cargo Statistics:
Departures	8,310	8,229	1.0
Block hours	23,891	24,973	(4.3)

Total System Statistics:
Average passenger aircraft	35.2	31.7	11.0
Passenger aircraft – end of period	42	35	20.0
Cargo aircraft – end of period	12	12	—
Available seat miles (ASMs) – thousands	5,114,134	4,368,972	17.1
Departures	32,246	28,196	14.4
Block hours	95,052	84,648	12.3
Daily utilization – hours	7.4	6.9	7.2
Average stage length – miles	1,169	1,199	(2.5)
Total revenue per ASM (TRASM)(2) - cents	11.76	8.75	34.4
Cost per ASM (CASM) - cents	12.25	7.98	53.5
Adjusted CASM - cents	6.91	6.32	9.3
Fuel gallons - thousands	54,322	45,269	20.0
Fuel cost per gallon, excluding derivatives	$3.81	$2.08	83.2
Employees at end of period	2,354	2,014	16.9
1 – Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs
2 – Total system TRASM = total revenue – cargo revenue / system ASMs

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	September 30, 2022	December 31, 2021(7)	% Change
	(Unaudited)
Cash & Cash Equivalents	$131.9	$309.3	(57.4)
Other Current Assets	205.8	66.1	211.4
Total Current Assets	337.7	375.4	(10.0)
Total Property & Equipment, net	788.9	578.5	36.4
Other	394.8	426.5	(7.4)
Total Assets	1,521.4	1,380.4	10.2

Air Traffic Liabilities	132.8	118.6	12.0
Current Finance Lease Obligations	17.5	11.7	49.6
Current Operating Lease Obligations	6.3	17.2	(63.4)
Current Maturities of Long-Term Debt	45.5	29.4	54.8
Other Current Liabilities	118.6	104.7	13.3
Total Current Liabilities	320.7	281.7	13.9
Finance Lease Obligations	237.6	180.5	31.7
Operating Lease Obligations	21.5	58.8	(63.4)
Long-Term Debt	324.7	248.0	30.9
Income Tax Receivable Agreement Liability	101.5	98.8	2.8
Other	7.4	22.1	(66.5)
Total Liabilities	1,013.4	889.8	13.9

Total Stockholders Equity	$508.0	$490.6	3.6

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Nine Months Ended September 30,
	2022	2021(7)	% Change
Net Cash Provided by Operating Activities	$71.7	$116.4	(38.4)

Purchases of Property & Equipment	(177.7)	(118.0)	50.5
Other	(120.0)	(0.4)	NM
Net Cash Used in Investing Activities	(297.6)	(118.4)	151.4

Cash Received from Stock Offering	—	235.9	(100.0)
Proceeds from Borrowing	188.3	80.5	133.9
Repayment of Finance Lease Obligations	(37.8)	(9.1)	315.3
Repayment of Borrowings	(95.3)	(75.7)	25.9
Other	(0.9)	(8.9)	(90.2)
Net Cash Provided by Financing Activities	54.2	222.7	(75.6)

Net Increase (Decrease) in Cash	(171.7)	220.7	(177.8)
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	317.8	70.4	351.6
Cash, Cash Equivalents and Restricted Cash – End of the Period	$146.1	$291.0	(49.8)
“NM” stands for not meaningful

Calculation of Special Items Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following tables lists the items that are included as Special Items, net.

	Three Months Ended September 30,
	2022	2021
CARES Act employee retention credit (1)	$—	$(0.1)
Total Special Items, net	$—	$(0.1)

	Nine Months Ended September 30,
	2022	2021(7)
CARES Act employee grant recognition (2)	$—	$(71.6)
CARES Act employee retention credit (1)	—	(0.8)
Total Special Items, net	$—	$(72.4)

(1)	Relates to a credit recognized under the CARES Act Employee Retention credit which is a refundable tax credit against certain employee taxes
(2)	In the first half of 2021, the United States Department of the Treasury awarded the Company a grant of $71.6 under the Payroll Support Program (“PSP2”) under the Consolidated Appropriations Act, 2021

NON-GAAP FINANCIAL MEASURES
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income , Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of operating income and net income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry and facilitate comparisons among current, past and future periods. We believe that while items excluded from Adjusted EBITDA and Adjusted EBITDA Margin may be recurring in nature and should not be disregarded in evaluation of our earnings performance, Adjusted EBITDA and Adjusted EBITDA Margin is useful because its calculation isolates the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by finance lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different companies for reasons unrelated to overall operating performance.
The presented non-GAAP measures have limitations as analytic tools, such as: these measures do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations and other companies in our industry may calculate these measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, these non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Accordingly, you are cautioned not to place undue reliance on this information. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP operating income to adjusted operating income.

	Three Months Ended September 30,
	2022	2021(7)
Operating Revenue	$221.7	$173.7
Operating Income	15.4	21.3
Special Items, net (1)	—	(0.1)
Stock compensation expense	0.5	1.0
Adjusted Operating Income	$15.9	$22.2

Operating Income Margin	6.9%	12.3%
Adjusted Operating Income Margin	7.2%	12.8%

	Nine Months Ended September 30,
	2022	2021(7)
Operating Revenue	$667.3	$450.5
Operating Income	40.6	101.7
Special Items, net (1)	—	(72.4)
Stock compensation expense	2.0	4.6
Tax Receivable Agreement expense (2)	—	0.3
Adjusted Operating Income	$42.6	$34.2

Operating Income Margin	6.1%	22.6%
Adjusted Operating Income Margin	6.4%	7.6%

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) liability with our pre-IPO stockholders

Reconciliation of GAAP Income Before Income Tax to Adjusted Income Before Income Tax Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP income before income tax to adjusted income before income tax.

	Three Months Ended September 30,
	2022	2021(7)
Net Income	$10.7	$13.4
Add: Provision for Income Tax Expense	2.3	2.1
Income Before Income Tax, as reported	12.9	15.5
Pre-tax margin	5.8%	8.9%

Special Items, net (1)	—	(0.1)
Stock compensation expense	0.5	1.0
Secondary offering expense	—	0.6
Gain on asset transactions, net	(0.2)	—
Tax Receivable Agreement adjustment (3)	(3.5)	(1.1)
Adjusted Income Before Income Tax	$9.7	$16.0

Adjusted Pre-tax margin	4.4%	9.2%

	Nine Months Ended September 30,
	2022	2021(7)
Net Income	$10.4	$82.3
Add: Provision for Income Tax Expense	4.1	18.4
Income Before Income Tax, as reported	14.5	100.8
Pre-tax margin	2.2%	22.4%

Special Items, net (1)	—	(72.4)
Stock compensation expense	2.0	4.6
Secondary offering expense	—	1.3
Gain on asset transactions, net	(0.3)	—
Early pay-off of US Treasury loan	—	0.8
Tax Receivable Agreement expense (2)	—	0.3
Tax Receivable Agreement adjustment (3)	5.0	(19.8)
Loss on refinancing credit facility	1.6	0.4
Adjusted Income Before Income Tax	$22.7	$16.0

Adjusted Pre-tax margin	3.4%	3.5%

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)

Reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share
Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP net income and earnings per share to adjusted net income and adjusted earnings per share.

	Three Months Ended September 30,
	2022		2021(7)
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$10.7	$0.18	$13.4	$0.22
Special Items, net (1)	—	—	(0.1)	—
Stock Compensation Expense	0.5	0.01	1.0	0.02
Secondary offering expense	—	—	0.6	0.01
Gain on asset transactions, net	(0.2)	—	—	—
Tax Receivable Agreement adjustment (3)	(3.5)	(0.06)	(1.1)	(0.02)
Income tax effect of adjusting items, net (4)	(0.1)	—	(0.4)	(0.01)
Adjusted Net Income	$7.4	$0.12	$13.5	$0.22

Diluted share count	60.8		61.7

	Nine Months Ended September 30,
	2022		2021(7)
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$10.4	$0.17	$82.3	$1.40
Special Items, net (1)	—	—	(72.4)	(1.23)
Stock Compensation Expense	2.0	0.03	4.6	0.08
Secondary offering expense	—	—	1.3	0.02
Gain on asset transactions, net	(0.3)	(0.01)	—	—
Early pay-off of US Treasury loan	—	—	0.8	0.01
Tax Receivable Agreement expense (2)	—	—	0.3	0.01
Tax Receivable Agreement adjustment (3)	5.0	0.08	(19.8)	(0.34)
Loss on refinancing credit facility	1.6	0.03	0.4	0.01
Income tax effect of adjusting items, net (4)	(0.7)	(0.01)	14.9	0.25
Adjusted Net Income	$17.9	$0.29	$12.5	$0.21

Diluted share count	61.4		58.7

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(4)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period

Reconciliation of GAAP Net Income to Adjusted EBITDA Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of net income to adjusted EBITDA for the periods presented below.

	Three Months Ended September 30,
	2022	2021(7)
Net Income	$10.7	$13.4
Special Items, net (1)	—	(0.1)
Interest Income	(1.6)	—
Interest Expense	7.5	6.3
Stock Compensation Expense	0.5	1.0
Gain on asset transactions, net	(0.2)	—
Secondary offering expense	—	0.6
Tax Receivable Agreement adjustment (3)	(3.5)	(1.1)
Provision for Income Taxes	2.3	2.1
Depreciation and Amortization	17.2	14.7
Adjusted EBITDA	$32.7	$37.0

Adjusted EBITDA margin	14.8%	21.3%

	Nine Months Ended September 30,
	2022	2021(7)
Net Income	$10.4	$82.3
Special Items, net (1)	—	(72.4)
Interest Income	(2.2)	(0.1)
Interest Expense	23.1	19.5
Stock Compensation Expense	2.0	4.6
Gain on asset transactions, net	(0.3)	—
Secondary offering expense	—	1.3
Tax Receivable Agreement expense (2)	—	0.3
Tax Receivable Agreement adjustment (3)	5.0	(19.8)
Provision for Income Taxes	4.1	18.4
Depreciation and Amortization	49.4	41.5
Adjusted EBITDA	$91.5	$75.7

Adjusted EBITDA margin	13.7%	16.8%

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)

Adjusted CASM
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations (began in 2020 when we launched our cargo operations), stock based compensation, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel expenses that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft costs and maintenance costs, and productivity, which are more controllable by management.

Adjusted CASM also excludes special items and other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

As derivations of CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the foregoing reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Total operating expense less fuel and special items per block hour is derived by excluding fuel expense and special items from total operating expense. By excluding volatile fuel expenses that are outside of our control from our unit metrics and certain special items that we consider to not be indicative of our ongoing operations, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended September 30,
	2022		2021(7)
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$206.3	13.28	$152.3	9.83
Less:
Aircraft Fuel	64.8	4.17	36.6	2.37
Stock Compensation Expense	0.5	0.03	1.0	0.06
Special Items, net (1)	—	—	(0.1)	—
Cargo expenses, not already adjusted above	23.6	1.52	15.5	1.00
Sun Country Vacations	0.2	0.01	0.2	0.01
Adjusted CASM	$117.2	7.55	$99.1	6.39

Available seat miles (ASMs) - mm	1,553.5		1,549.4

	Nine Months Ended September 30,
	2022		2021(7)
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$626.7	12.25	$348.8	7.98
Less:
Aircraft Fuel	206.3	4.03	90.6	2.07
Stock Compensation Expense	2.0	0.04	4.6	0.11
Special Items, net (1)	—	—	(72.4)	(1.66)
Tax Receivable Agreement expense (2)	—	—	0.3	0.01
Cargo expenses, not already adjusted above	64.0	1.25	48.9	1.12
Sun Country Vacations	0.8	0.02	0.6	0.01
Adjusted CASM	$353.6	6.91	$276.1	6.32

Available seat miles (ASMs) - mm	5,114.1		4,369.0

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders